EXHIBIT 23

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation of our audit of the consolidated financial statements and financial statement schedule of Ezcony Interamerica Inc., and subsidiaries as of December 31, 1998, which report is included in this Annual Report on Form 10-K405/A.

/s/ McClain & Company, L.C.
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McClain & Company, L.C.
Miami, Florida
April 26, 1999